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                                                                      EXHIBIT 24


                                 POWER OF ATTORNEY FOR
                               OFFICERS AND DIRECTORS OF
                                 INTIMATE BRANDS, INC.


        Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of Intimate Brands, Inc., a Delaware corporation (the "Company"), hereby appoint Kenneth B. Gilman as attorney-in-fact with full power of substitution and resubstituion to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registrations on Form S-8 of (i) 17,500,000 shares of Common Stock of the Company under the Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan and (ii) 70,000 shares of Common Stock of the Company under the Intimate Brands, Inc. 1995 Stock Plan for Non-Associate Directors (collectively, the "Registration Statements") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statements, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.


Signatures                      Title                             Date
- ----------                      -----                             ----
                                Chairman of the Board and               , 1996
- -------------------------       Chief Executive Officer           ------
Leslie H. Wexner                (principal executive officer)

/s/ PHILIP E. MALLOTT           Vice President-Finance            May 20, 1996
- -------------------------       (principal financial and
Philip E. Mallott               accounting officer)

/s/ GRACE A. NICHOLS            President-Victoria's Secret       May 20, 1996
- -------------------------       Stores and Director
Grace A. Nichols

/s/ CYNTHIA D. FEDUS            President-Victoria's Secret       May 20, 1996
- -------------------------       Catalogue and Director
Cynthia D. Fedus

/s/ BETH M. PRITCHARD           President-Bath & Body             May 20, 1996
- -------------------------       Works and Director
Beth M. Pritchard

/s/ E. GORDON GEE               Director                          May 20, 1996
- -------------------------
E. Gordon Gee

                                Director                                , 1996
- -------------------------                                         ------
Donald B. Shackelford

/s/ ALEX SHUMATE                Director                          May 20, 1996
- -------------------------
Alex Shumate

                                Director                                , 1996
- -------------------------                                         ------
Roger D. Blackwell